                                                        EXHIBIT 99.p



                              POWER OF ATTORNEY


        By my signature below I hereby constitute LARRY SWITZER, EARL SHANKS, HERBERT S. WANDER and HOWARD LANZNAR and each of them my true and lawful attorney in fact and agent with full power of substitution and resubstitution, in my name, place and stead, to sign all amendments to this Schedule 13D and to file the same with the Securities and Exchange Commission and make such other filings as required under Section 13(d) of the Securities Exchange Act of 1934, as amended.


       /S/ WILLIAM FARLEY
-------------------------------------
           William Farley


Dated: November 17, 1995